Exhibit 99.1

Frontier Communications Announces CEO Transition

 Nick Jeffery to be Appointed President and Chief Executive Officer, Effective March 1, 2021,
 Succeeding Bernie Han

NORWALK, Conn., December 15, 2020 – Frontier Communications Corporation (OTC: FTRCQ) (“Frontier”) announced today that it intends to appoint Nick Jeffery as the Company’s next President and Chief Executive Officer, effective March 1, 2021, following the expiration of his notice period with Vodafone UK. Mr. Jeffery will succeed Bernie Han, who will step down as President and Chief Executive Officer on March 1, 2021. Mr. Han will remain on the Company’s Board of Directors (the “Board”) and guide the CEO transition until emergence from Chapter 11, at which point Mr. Jeffery will join the Board.

In connection with Frontier’s Restructuring Support Agreement, a search committee was formed consisting of four individuals, including two individuals designated by the Company’s noteholders and two current Frontier Board members, to evaluate the Company’s leadership needs including a potential CEO succession process. Following a comprehensive review of both internal and external candidates, and with the assistance of a leading executive search firm and two additional noteholder representatives, the search committee recommended and the Board unanimously voted its intent to appoint Mr. Jeffery as the Company’s next CEO.

Mr. Jeffery brings nearly 30 years of operational expertise and leadership in the telecommunications industry. Most recently, he served as CEO of Vodafone UK, a leading wireless and wireline operator, overseeing one of Vodafone Group Plc’s largest businesses through a successful four-year customer-centric turnaround and transformation. During his tenure, Vodafone UK returned to revenue and market share growth and achieved improvements to its net promoter score, churn and wider customer and employee satisfaction. Vodafone UK also reduced its operating expenses, delivered significant EBITDA growth, increased its free cash flow and became the fastest growing home broadband provider in the UK. Mr. Jeffery also spent over a decade at Cable & Wireless, one of the world’s largest wireline companies, where he led the UK and international markets business units.

Robert Schriesheim, Chairman of the Finance Committee of the Board, stated, “We are pleased to commence the next phase in our ongoing transformation as we prepare for emergence from Chapter 11 by announcing our intent to name Nick Jeffery as our next CEO. As part of a leadership transition, we previously announced that John Stratton would be named Executive Chairman upon emergence from Chapter 11. Concurrently, the search committee was already fully engaged in evaluating the management needs of Frontier. We are now at a point of natural evolution in our transformation and, following a rigorous process, the search committee concluded that Nick is the right CEO to lead Frontier through its next phase of investment and profitable growth. On behalf of the Finance Committee and Board, I want to thank Bernie for his leadership in executing Frontier’s operational turnaround while managing the unprecedented challenges of the COVID-19 pandemic. Bernie has demonstrated his world-class skills as a CEO operator, managing large-scale complexity with a relentless focus on driving performance and emphasizing accountability. His contributions have helped to reposition Frontier as a stronger, more resilient business, and we appreciate his willingness to guide the CEO transition and remain on the Board through transition.”

John Stratton, incoming Executive Chairman of Frontier’s Board upon emergence, commented, “Since becoming a Board Observer of Frontier in May 2020, I’ve developed strong confidence that the Company can emerge as one of the nation’s leading broadband providers in the markets it serves. Our search process identified Nick Jeffery as the ideal CEO to take Frontier to the next level. Throughout his career, he’s demonstrated a keen ability to revitalize the organizations he leads, delivering operational and financial improvement while relentlessly focusing on the needs of his customers. These skills will be critical on Frontier’s path to drive operational efficiency, deliver an exceptional customer experience and achieve profitable growth. I look forward to collaborating with Nick as I assume my duties as Executive Chairman.”

Mr. Jeffery stated, “I am honored to be appointed Frontier’s next CEO, and I am excited to lead the Company in its next phase. Frontier owns a unique set of assets and maintains a competitive market position. My immediate focus will be on serving our customers as we enhance the network through investments in our existing footprint and in adjacent markets while building operational excellence across the organization. I am committed to delivering world-class customer service. I look forward to speaking and meeting with our employees while working with Bernie, the Board and leadership team to ensure a seamless transition.”

Mr. Han stated, “It has been an incredible experience leading Frontier. Throughout the challenges over the last year, our Frontier colleagues have continued to support one another and our customers, and through their commitment, we have made substantial progress strengthening Frontier’s financial and operational position. There is still important work to do in unlocking Frontier’s full potential, and I am excited to facilitate the transition and pass the CEO baton to someone with Nick’s outstanding track record. I want to again thank the entire Frontier team for their support as we see the chapter 11 process through to completion.”

Progress Made During Financial Restructuring

Mr. Schriesheim concluded, “The Frontier team has made significant strides in the last year moving beyond the Finance Committee’s initial focus on recapitalizing the balance sheet to a more holistic transformation. Upon emergence, the Company will be on track to achieve the operational, strategic and financial objectives established by the Finance Committee while ensuring a seamless leadership transition. On behalf of the Finance Committee and the entire Board, we look forward to completing the financial restructuring and emerging from chapter 11 in early 2021.”

Following a reconstitution of the Finance Committee in June 2019, Bernie Han was named CEO in December 2019 to stabilize and turnaround Frontier’s operational performance while supporting the Committee’s focus on strategically repositioning the Company for the long-term. Since that time, Frontier has been moving through a large-scale transformation focused on four pillars:

•
Recapitalizing the balance sheet, which upon emergence, will result in significant financial flexibility with a reduction in debt by approximately $11 billion and in annual interest expense by $1 billion. This will lead to a pro forma debt/EBITDA ratio of under 2.5x;

•
Stabilizing and transforming operating performance, including significantly reduced churn leading to the Company’s 5th straight quarter of positive consumer fiber broadband net adds and improved Wholesale and Enterprise operations, as Frontier continues to be on track to deliver over $400 million in annual EBITDA improvements by 2022;

•	Repositioning the Company to become a fiber-based provider with the FTTH (fiber-to-the-home) program underway; and
•	Recruiting a world-class team to lead the Company forward under its new owners post emergence.

As previously announced, Frontier has received regulatory approvals, or favorable determinations, to emerge from Chapter 11 from twelve states: Arizona, Georgia, Illinois, Minnesota, Mississippi, Nebraska, Nevada, New York, South Carolina, Texas, Utah and Virginia. Frontier is making progress on securing the remaining regulatory approvals and, once the regulatory process is concluded, the Company expects to promptly complete the transactions contemplated under its previously confirmed Plan of Reorganization and emerge from Chapter 11 in early 2021.

About Nick Jeffery

Mr. Jeffery was appointed CEO of Vodafone UK in September 2016 and has held numerous positions at Vodafone Group, the world’s second largest international cellular operator, the largest home broadband operator in Europe and the second largest TV distributor in Europe, since joining the company in 2004. Notably, Mr. Jeffery served on Vodafone Group’s Executive Committee since 2013, as CEO of Vodafone Group Enterprise from 2013 to 2016 and as CEO of Vodafone Group’s acquired Cable & Wireless Worldwide operations from 2012 to 2013. During that time, he demonstrated a proven ability to grow the business through the launch and successful scaling up of new service lines, both organically and in-organically, including Internet of Things, Cloud, Security and Group Carrier Services. Prior to Vodafone Group, he served as Head of Worldwide Sales and European Managing Director at Ciena Inc. from 2002 until 2004. He began his career with Cable & Wireless Plc (Mercury Communications) in 1991 where he led the company’s UK and international markets business units.

Mr. Jeffery currently serves as non-executive director of Dialog Semiconductor plc. He received his Bachelor of Science in Economics from the University of Warwick.

About Frontier Communications

Frontier Communications Corporation (OTC: FTRCQ) offers a variety of services to residential and business customers over its fiber-optic and copper networks in 25 states, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business™ offers communications solutions to small, medium, and enterprise businesses.

Forward-Looking Statements
This press release contains “forward-looking statements” related to future events. Forward-looking statements address Frontier Communications’ expected future business, financial performance, and financial condition, and contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "may," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Frontier Communications, particular uncertainties that could cause actual results to be materially different than those expressed in such forward-looking statements include: our ability to continue as a going concern; our ability to successfully consummate the restructuring of our existing debt, existing equity interests, and certain other obligations (the “Restructuring”), and emerge from the Chapter 11 Cases in Bankruptcy Court, including by satisfying both the conditions in the Plan and the conditions and milestones in the restructuring support agreement; our ability to improve our liquidity and long-term capital structure and to address our debt service obligations through the Restructuring and the potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations; our ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Restructuring and the Chapter 11 Cases; the effects of the Restructuring and the Chapter 11 Cases on us and the interests of various constituents; risks and uncertainties associated with the Restructuring, including our ability to satisfy the conditions precedent for effectiveness of and successfully consummate the Restructuring in accordance with the Plan under the Chapter 11 Cases; our ability to comply with the restrictions imposed by covenants in our debtor-in-possession financing and expected to be imposed by our exit financing; the length of time that we will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Restructuring; increased administrative and legal costs related to the Chapter 11 process; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; declines in Adjusted EBITDA relative to historical levels that we are unable to offset through potential EBITDA enhancements; our ability to successfully implement strategic initiatives, including opportunities to enhance revenue and realize productivity improvements; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirement and cash paid for income taxes and liquidity; competition from cable, wireless and wireline carriers, satellite, and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; risks related to disruption in our networks, infrastructure and information technology that result in customer loss and/or incurrence of additional expenses; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; our ability to retain or attract new customers and to maintain relationships with customers, employees or suppliers; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; changes to our board of directors and management team upon our emergence from bankruptcy or in anticipation of emergence, and our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups on terms that are attractive to us, or at all; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future federal and state universal service funding and other subsidies; our ability to meet our Connect America Fund (“CAF”) Phase II obligations and the risk of penalties or obligations to return certain CAF Phase II funds; our ability to defend against litigation and potentially unfavorable results from current pending and future litigation; our ability to comply with applicable federal and state consumer protection requirements; the effects of state regulatory requirements that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; government infrastructure projects (such as highway construction) that impact our capital expenditures; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as well as potential future decreases in the value of our deferred tax assets; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets or additional losses on assets held for sale; the effects of increased medical expenses and pension and postemployment expenses; our ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2020 and beyond; adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including but not limited to, changes resulting from epidemics, pandemics and outbreaks of contagious diseases, including the COVID-19 pandemic, or other adverse public health developments; and potential adverse impacts of the COVID-19 pandemic on our business and operations, including potential disruptions to the work of our employees arising from health and safety measures such as social distancing and working remotely, our ability to effectively manage increased demand on our network, our ability to maintain relationships with our current or prospective customers and vendors as well as their abilities to perform under current or proposed arrangements with us, and stress on our supply chain. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier Communications has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Contacts
Media:		Investors:
Javier Mendoza 562-305-2345 Vice President, Corporate Communications and External Affairs javier.mendoza@ftr.com	Meaghan Repko / Jed Repko Joele Frank Wilkinson Brimmer Katcher 212-355-4449	Jacob Noyes 203-614-5074 Sr. Analyst, Treasury and Investor Relations jacob.noyes@ftr.com